UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 25, 2023

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
001-37976	Southwest Gas Holdings, Inc. 8360 S. Durango Drive Post Office Box 98510 Las Vegas, Nevada 89193-8510 (702) 876-7237	Delaware	81-3881866
001-07850	Southwest Gas Corporation 8360 S. Durango Drive Post Office Box 98510 Las Vegas, Nevada 89193-8510 (702) 876-7237	California	88-0085720

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Southwest Gas Holdings, Inc:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 par value	SWX	New York Stock Exchange
Southwest Gas Corporation:
None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or
Rule12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
On April 25, 2023, Southwest Gas Holdings, Inc. (the “Company”) entered into Amendment No. 2 (“Amendment No. 2”) to the Amended and Restated Revolving Credit Agreement, dated as of April 10, 2020 (as amended, the “Credit Facility”), with the lenders party thereto, and The Bank of New York Mellon, as Administrative Agent.
Amendment No. 2 permits the Company to (i) effect the previously announced spin-off
of Centuri Group, Inc., a wholly owned subsidiary of the Company, without disrupting the Company’s access to the Credit Facility, and to (ii) use the proceeds from future draws on the Credit Facility to repay outstanding debt of Southwest Gas Corporation, a wholly owned subsidiary of the Company. The terms of the Credit Facility otherwise remain unchanged.
The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 2 to the Southwest Gas Holdings, Inc. Credit Facility.

104	Cover Page formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

/s/ Robert J. Stefani
Date: April 28, 2023	Robert J. Stefani
Senior Vice President/Chief Financial Officer

SOUTHWEST GAS CORPORATION

/s/ Robert J. Stefani
Date: April 28, 2023	Robert J. Stefani
Senior Vice President/Chief Financial Officer